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                                                                     EXHIBIT 5.1



                         [Perkins Coie LLP Letterhead]



                               February 29, 2000


Avenue A, Inc.
506 Second Avenue, 9th Floor
Seattle, WA 98104

    Re: Registration Statement on Form S-8 of Shares of Common Stock, par value $0.01 per share, of Avenue A, Inc.

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 42,343,940 shares of Common Stock, par value $0.01 per share, which may be issued as follows: up to 1,130,882 shares pursuant to the Avenue A, Inc. 2000 Stock Incentive Compensation Plan; up to up to 26,253,900 shares pursuant to the Avenue A, Inc. Restated 1999 Stock Incentive Compensation Plan; up to 5,250,000 shares pursuant to the Avenue A, Inc. 1999 Employee Stock Purchase Plan; up to 8,509,158 shares pursuant to the Avenue A, Inc. Restated 1998 Stock Incentive Compensation Plan; and up to 1,200,000 shares granted to two individuals pursuant to certain nonqualified stock option letter agreements.

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that any shares that may be issued pursuant to the plans have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the plans and the receipt of consideration therefor in accordance with the terms of the plans, such shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       /s/ PERKINS COIE LLP